Exhibit (23)

Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our report dated February 5, 2004, included in the 2003 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the Registration Statement and in the related Prospectus (Form S-8 No. 333-85982) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-105682) pertaining to the 401(k) Plan of The Gorman-Rupp Company, and in the Registration Statement and in the related Prospectus (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors’ Compensation Plan of The Gorman-Rupp Company of our report dated February 5, 2004, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/  Ernst & Young LLP

Cleveland, Ohio
March 10, 2004

43